Exhibit 5

                    MILBERG WEISS BERSHAD HYNES & LERACH LLP

                                  March 6, 2000

Conolog Corporation
5 Columbia Road
Somerville, New Jersey  08876

      Re: Post-Effective Amendment No.1 to Form S-1 (on Form S-3) Registration Statement - Registration No. 333-35489

Ladies and Gentlemen:

      We have acted as counsel for Conolog Corporation, a Delaware corporation ("Conolog"), in connection with the preparation and filing by Conolog of Post-Effective Amendment No.1 to Form S-1 (on Form S-3) Registration Statement - Registration No. 333- 35489 (the "Registration Statement"), under the Securities Act of 1933, relating to the sale of 5,604,700 shares of Conolog's Common Stock, par value $.01 per share (the "Common Stock") and 265,500 Class A warrants (the Class A Warrants").

      We have examined the Certificate of Incorporation and the By-Laws of Conolog, the minutes of the various meetings and consents of the Board of Directors of Conolog, forms of certificates evidencing the Common Stock, originals or copies of such records of Conolog, agreements, certificates of public officials, certificates of officers and representatives of Conolog and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof.


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      As to various questions of fact material to this opinion, we have relied upon statements and certificates of officers and representatives of Conolog and others.

      Based on the foregoing, we are of the opinion that:

      1. The 5,236,950 shares of Common Stock will, upon the exercise of the publicly-traded Class A Warrants in the manner contemplated by the Registration Statement, be legally issued, fully paid and nonassessable;

      2. The shares of Common Stock and Class A Warrants issuable upon the exercise of each of the 1995 Representatives Unit Purchase Option and the 1998 Representatives Unit Purchase Option (collectively, the "Unit Purchase Options") will, when issued and delivered upon the exercise of the Unit Purchase Options and payment of the exercise price in the manner contemplated by the Registration Statement, be legally issued, fully paid and nonassessable;

      3. The shares of Common Stock issuable upon exercise of the Class A Warrants constituting a part of the Unit Purchase Options will, when issued and delivered upon exercise of such Class A Warrants in the manner contemplated by the Registration Statement, be legally issued, fully paid and nonassessable.

      We hereby consent to be named in the Registration Statement and the prospectus as attorneys who have passed upon legal matters in connection with the offering of the securities offered thereby under the caption "Legal Matters."

      We further consent to your filing a copy of this opinion as an Exhibit to the Registration Statement.

                                                   Very truly yours,

                                                   /s/ MILBERG WEISS BERSHAD
                                                       HYNES & LERACH LLP